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                                                                    Exhibit 21.1
                                 SUBSIDIARIES
                                 ------------

Name                                    Jurisdiction
----                                    ------------

LARALEV, INC.                           Delaware

Advance Trucking Corporation            Virginia

Western Auto Supply Company             Delaware
(Western Auto Supply Company
operates auto parts stores through
2 wholly-owned subsidiaries
organized in Delaware)

WASCO Insurance Agency                  Missouri